UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
Conexant Systems, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANNUAL MEETING OF SHAREOWNERS
REVOCABILITY OF PROXIES
TRANSACTION OF OTHER BUSINESS

CONEXANT SYSTEMS, INC.
SUPPLEMENT TO PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREOWNERS
to be held on
FEBRUARY 18, 2009
To the Holders of Common Stock of Conexant Systems, Inc.:
The proxy statement of Conexant Systems, Inc. (the “Company”) dated January 6, 2009 relating to the Company’s 2009 Annual Meeting of Shareowners to be held on February 18, 2009, which we first made available to shareowners beginning on January 6, 2009, inadvertently omitted certain bonus information in the table entitled “Summary Compensation Table — Fiscal Years 2008 and 2007” on page 18 of the proxy statement and in the table entitled “Grants of Plan-Based Awards — Fiscal Year 2008” on page 20 of the proxy statement. This bonus information was contained in the Compensation Discussion and Analysis section of the proxy statement under the heading “Short-Term Incentive Compensation” on pages 11 – 13 of the proxy statement. The purpose of this Supplement is to amend and restate the Summary Compensation Table — Fiscal Years 2008 and 2007 and the table setting forth Grants of Plan-Based Awards — Fiscal Year 2008 to correct these inadvertent omissions.
Except as amended by this Supplement, all information set forth in the proxy statement remains unchanged. Please also note that this Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the proxy statement.
Summary Compensation Table – Fiscal Years 2008 and 2007
     The following table sets forth the total compensation earned or paid to our principal executive officer, principal financial officer and other named executive officers, who served in such capacities during fiscal year 2008 for services rendered in fiscal years 2008 and 2007.

										Non-Equity
						Stock		Option		Incentive Plan		All Other
Name and Principal	Fiscal	Salary(1)		Bonus		Awards		Awards		Compensation		Compensation(*)
Position	Year	($)		($)		($)		($)		($)		($)	Total ($)
D. Scott Mercer	2008	253,846		—		509,614	(3)	—		300,000	(4)	126,444	1,189,904
Chairman of the board and chief executive officer (2)

Christian Scherp	2008	329,231		675,000	(6)	184,572	(3)	243,961	(7)	224,523	(8)	70,967	1,728,254
President (5)	2007	290,000		—		—		166,093		120,389		27,030	603,512

Sailesh Chittipeddi	2008	290,000	(10)	558,079	(11)	262,072	(3)	246,697	(7)	60,000	(12)	11,795	1,428,643
Executive vice president, global operations and chief technology officer (9)	2007	254,808		40,817		—		151,557		—		13,233	460,415

Karen L. Roscher	2008	325,000		78,919	(13)	216,146	(3)	307,803	(7)	100,000	(14)	9,809	1,037,677
Former senior vice president and chief financial officer	2007	18,750		150,000		15,163		16,095		—		—	200,008

Mark D. Peterson	2008	165,865		475,000	(16)	20,192	(3)	37,619	(7)	100,000	(17)	4,257	802,933
Senior vice president, chief legal officer and secretary (15)

Daniel A. Artusi	2008	329,067	(19)	2,716,438	(20)	1,926,172	(3)	2,595,295	(7)	—		14,325	7,581,297
Former president and chief executive officer (18)	2007	126,923		100,000		411,173		211,533		150,000		239	999,868

*	See supplemental table (A).

(1)	Includes amounts the Company contributed or accrued for the named executive officers under the Company’s Retirement Savings Plan and Deferred Compensation Plan II.

(2)	Mr. Mercer became an employee and chief executive officer of the Company on April 14, 2008 and chairman and chief executive officer on August 14, 2008. Prior to April 14, 2008, Mr. Mercer was a non-employee director and was compensated by the Company as a non-employee director. See, “Directors’ Compensation.”

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of time-vesting and performance restricted stock units (RSUs) and performance share awards granted to certain named executive officers in fiscal 2008, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For time-vesting RSUs, fair value is calculated using the closing price of Conexant stock on the date of grant. For additional information, refer to note 1 of the Conexant financial statements in the Form 10-K for the year ended October 3, 2008, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in fiscal 2008. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers. The performance RSUs are subject to market conditions and the performance share awards are subject to performance conditions, as described in the CD&A. In measuring fair value, SFAS 123R distinguishes between vesting conditions related to the Company’s stock price (market conditions) and other non-stock price related conditions (performance conditions). Market conditions, such as those in the performance RSUs that are tied to Conexant’s total shareholder return, reduce the grant-date fair value under SFAS 123R; performance conditions, such as those in the performance share awards that are tied to non-stock measures, such as Conexant’s operating performance, do not reduce the grant-date fair value under SFAS 123R but are evaluated at the end of each reporting period and may be adjusted for changes in operating performance. This amount reflects the Company’s accounting expense for the performance RSUs and performance share awards, and does not correspond to the actual value that will be recognized by the named executive officer, which depends solely on the achievement of specified performance objectives over the performance period.

(4)	Represents a bonus payment under the 2008 Peak Performance Plan of which $250,000 was the minimum guaranteed bonus payable to Mr. Mercer for fiscal 2008 per his employment agreement.

(5)	Mr. Scherp was promoted to president on April 14, 2008.

(6)	Represents a $675,000 retention award.

(7)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to each of the named executive officers in fiscal 2008, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the fiscal 2008 grants, refer to note 1 of the Company’s financial statements in the Form 10-K for the year ended October 3, 2008, as filed with the SEC. For information on the valuation assumptions with respect to option grants made prior to fiscal 2008, see the note on Other Stock-Related information for the Company’s financial statements in the Form 10-K for the respective year-end. See the Grants of Plan-Based Awards Table for information on options granted in fiscal 2008. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(8)	Includes a $150,000 bonus payment under the 2008 Peak Performance Plan of which $50,000 was the minimum guaranteed bonus payable to Mr. Scherp for fiscal 2008 per his employment agreement, and $74,523 paid in commissions for fiscal 2008 under the Company’s sales incentive plan which ceased to be applicable to Mr. Scherp upon assuming his current position.

(9)	Mr. Chittipeddi was promoted to executive vice president, global operations and chief technology officer on April 14, 2008.

(10)	Includes $11,538 paid to Mr. Chittipeddi in lieu of vacation.

(11)	Includes a $500,000 retention award and a $58,079 payment for relocation expenses incurred.

(12)	Represents a bonus payment under the 2008 Peak Performance Plan for fiscal 2008 of $60,000.

(13)	Represents $78,919 paid for relocation expenses incurred.

(14)	Represents a bonus payment under the 2008 Peak Performance Plan equal to the minimum guaranteed bonus payable to Ms. Roscher for fiscal 2008 per her employment agreement.

(15)	Mr. Peterson became an employee and senior vice president, chief legal officer and secretary on March 19, 2008.

(16)	Includes a $75,000 sign-on bonus paid in connection with Mr. Peterson’s joining the Company and a $400,000 retention award.

(17)	Represents a bonus payment under the 2008 Peak Performance Plan equal to the minimum guaranteed bonus payable to Mr. Peterson for fiscal 2008 per his employment agreement.

(18)	Mr. Artusi was formerly president and chief executive officer of the Company. Mr. Artusi’s employment with the Company terminated on April 25, 2008.

(19)	Includes $8,766 paid to Mr. Artusi in lieu of vacation.

(20)	Represents a separation payment of $2,716,438 in accordance with Mr. Artusi’s employment agreement.

     (A) The following table provides detail of amounts shown in the “All Other Compensation” column of the “Summary Compensation Table – Fiscal Years 2008 and 2007” for perquisites paid during fiscal 2008.

							Total
	Insurance	Airline/Health	Financial	401(k)	Travel	Director	All Other
	Premiums(a)	Club	Planning	Match(b)	Allowance(c)	Compensation(d)	Compensation
Name	($)	($)	($)	($)	($)	($)	($)
D. Scott Mercer	982	—	—	—	60,000	65,462	126,444
Christian Scherp	218	989	12,746	12,014	45,000	—	70,967
Sailesh Chittipeddi	810	—	—	10,985	—	—	11,795
Karen L. Roscher	810	—	—	8,999	—	—	9,809
Mark D. Peterson	411	—	—	3,846	—	—	4,257
Daniel A. Artusi	6,591	—	—	7,734	—	—	14,325

(a)	Includes imputed income for life insurance. Includes $5,874 COBRA reimbursement paid during fiscal year 2008 to Mr. Artusi per his separation agreement.

(b)	Includes the Company match made in the qualified plan as well as the Company match provided above the qualified plan limits for executives electing to participate in the non-qualified deferred compensation program.

(c)	Travel allowance paid in connection with the executive assuming his current role.

(d)	Includes director’s fees earned or paid in cash of $41,250 and a total option award grant value of $24,212. Mr. Mercer’s compensation for serving as a non-employee director prior to April 14, 2008 is reflected in the “Director Compensation for Fiscal Year 2008” table.
Grants of Plan-Based Awards – Fiscal Year 2008
     The following table provides information relating to plan-based awards granted to the named executive officers during the fiscal year ended October 3, 2008.

						All Other Option		Grant Date
					All Other Stock	Awards: Number of	Exercise or	Fair Value of
		Estimated Future Payouts Under			Awards: Number of	Securities	Base Price of	Stock and
		Non-Equity Incentive Plan Awards			Shares of	Underlying	Option	Option
		($)*			Stock or Units	Options	Awards	Awards
Name	Grant Date	Threshold	Target	Maximum	(#)	(#)	($/share)	($)(1)
D. Scott Mercer	April 14, 2008(2)				200,000	—	—	1,060,000
	September 29, 2007	—	550,000	—

Christian Scherp	November 14, 2007(3)				25,000	—	—	310,000
	September 29, 2007	—	300,000	—

Sailesh Chittipeddi	November 14, 2007(3)				25,000	—	—	310,000
	February 20, 2008(4)				—	25,000	5.90	82,500
	September 29, 2007	—	210,000	—

Karen L. Roscher	September 29, 2007	—	195,000	—	—	—	—	—

Mark D. Peterson	March 19, 2008(5)				—	85,000	4.50	221,000
	March 19, 2008(6)				25,000	—	—	112,500
	March 19, 2008	—	109,375	—

Daniel A. Artusi	September 29, 2007	—	550,000	—	—	—	—	—

Notes:

(*)	Reflects the target payouts under the 2008 Peak Performance Plan based on the named executive officer’s fiscal 2008 target bonus percentage multiplied by annualized base salary as of the end of fiscal 2008. For Mr. Peterson, the amount reflects a pro-rata target bonus for fiscal 2008 based on his March 19, 2008 commencement of employment. The actual amounts paid under the Peak Performance Plan for fiscal 2008 are set forth under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

(1)	This column shows the full grant date fair value of performance share awards, RSUs and stock options under SFAS 123R granted to named executives in fiscal year 2008. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting schedule. For performance shares and RSUs shown above, fair value is calculated using the closing price of Conexant common stock on the grant date. For stock options, fair value is calculated using the Black-Scholes-Merton value on the grant date. The fair values shown for stock awards and option awards are accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to note 1 of the Company’s financial statements in the Form 10-K for the year ended October 3, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense, and do not correspond to the actual value that will be recognized by the named executives.

(2)	Mr. Mercer’s RSUs were granted on April 14, 2008 as part of his new hire package and consist of 200,000 RSUs which vest 50% on October 14, 2008 and 50% on April 14, 2009. The fair market value on April 14, 2008 was $5.30 per share of Conexant common stock.

(3)	Messrs. Scherp’s and Chittipeddi’s performance share awards were granted on November 14, 2007 and vest in full (100%) on the second anniversary of the grant date. The fair market value on November 14, 2007 was $12.40 per share of Conexant common stock. On April 14, 2008 with the amendment of their employment agreements, the performance share awards of November 14, 2007 were amended to provide for a new cliff vesting date of January 2, 2009 versus the current date of November 14, 2009, subject to their continued employment.

(4)	Mr. Chittipeddi’s stock options were granted on February 20, 2008 and vest in two annual installments (50% per year), commencing with the first anniversary of the grant date.

(5)	Mr. Peterson’s stock options were granted on March 19, 2008 as part of his new hire package and vest in three annual installments (33 1/3% per year), commencing with the first anniversary of the grant date.

(6)	Mr. Peterson’s RSUs were granted on March 19, 2008 as part of his new hire package and consist of 25,000 RSUs which vest in three annual installments (33 1/3% per year), commencing with the first anniversary of the grant date. The fair market value on March 19, 2008 was $4.50 per share of Conexant common stock.
REVOCABILITY OF PROXIES
If you are a shareowner of record, you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by giving written notice of revocation to the Secretary prior to the Annual Meeting, by submitting a valid proxy bearing a later date (including a proxy submitted over the Internet or by telephone), or by attending the Annual Meeting and voting in person. For shares that are not registered in your name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the

Annual Meeting, by attending the meeting and voting in person.
Our shareowners who received a Notice of Internet Availability can refer to that document for instructions on how to access a copy of the proxy materials for the Annual Meeting and to submit a proxy for voting at the Annual Meeting. If you received a printed copy of the proxy statement, instructions for submitting a proxy for voting at the Annual Meeting are included in the separate Proxy Card or Voting Instruction Form that accompanied the proxy statement you received. If you would like to request a Proxy Card to use to vote at the Annual Meeting or to revoke a previously-submitted proxy and change your vote, you may do so by contacting Broadridge at 1-800-579-1639 if you are a shareowner of record. If you are not a shareowner of record, you may contact your broker, bank or other nominee holding your shares to request a new Voting Instruction Form.
TRANSACTION OF OTHER BUSINESS
At the date hereof, there are no matters, other than those described in the proxy statement, that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the Company’s form of proxy will vote in accordance with their best judgment with respect to such matters.
February 6, 2009